UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

TD Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 South 108th Avenue Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2015, Stephen J. Boyle entered into an agreement with TD Ameritrade Holding Corporation to become Executive Vice President, Finance, effective July 1, 2015, and Chief Financial Officer, effective October 1, 2015. Prior to joining TD Ameritrade, Mr. Boyle, age 53, served as Executive Vice President, Finance, and Chief Financial Officer, of TD Bank, N.A., an indirect wholly owned subsidiary of The Toronto-Dominion Bank.

Below is a brief description of Mr. Boyle’s agreement with TD Ameritrade.

Position	Executive Vice President, Finance, effective July 1, 2015 Executive Vice President, Chief Financial Officer, effective October 1, 2015
Base Annual Salary	$400,000
Annual Cash Incentive	$675,000 target (and minimum) for fiscal year 2015 and a target of $675,000 thereafter
Annual Equity Incentive	Restricted stock units with a value of $675,000 at target (and minimum) for fiscal year 2015 and a target of $675,000 thereafter
Special Equity Award	Restricted stock units with a value of $3,000,000, scheduled to vest on the third anniversary of the grant date
Severance
In the event of termination of employment in connection with a change of control or without cause, Mr. Boyle will be entitled to receive:
•    4 weeks of base salary for each completed year of service, up to a maximum of 104 weeks
•    4 weeks of annual cash incentive for each completed year of service, up to a maximum of 104 weeks
•    Pro-rata vesting of equity grants for termination without cause and immediate vesting of equity grants for termination in connection with a change of control
•    COBRA coverage for 18 months, with the employer portion paid by TD Ameritrade for 1 year

Non-competition	Mr. Boyle is subject to non-competition and non-solicitation provisions during the term of his employment and for 2 years after his employment ceases.
Benefits	Mr. Boyle is entitled to receive reimbursement for a one bedroom work apartment (including gross-up for related income taxes).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: March 31, 2015	By:	/s/ Ellen L.S. Koplow
Name: Ellen L.S. Koplow Title: Executive Vice President, General Counsel

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